Exhibit 99.1

FOR IMMEDIATE RELEASE

Rice Midstream Partners Reports Third Quarter 2017 Results

CANONSBURG, Pa., November 2, 2017 /PRNewswire/ - Rice Midstream Partners LP (NYSE: RMP) (“RMP” or the “Partnership”) today reported third quarter 2017 financial and operating results. Highlights include:

•	Gathering throughput averaged 1,483 MDth/d, a 9% increase from second quarter 2017

•	Compression throughput averaged 1,027 MDth/d, a 15% increase from second quarter 2017

•	Freshwater delivery volumes were 577 MMGal, a 36% increase over second quarter 2017

•	Net income attributable to limited partners of $49.5 million, or $0.48 per unit

•	Adjusted EBITDA(1) of $65.2 million, a 17% increase relative to second quarter 2017

•	Distributable cash flow (“DCF”)(1) of $58.7 million, resulting in DCF coverage ratio(1) of 1.91x

•	Raised third quarter distribution to $0.2814 per common unit, an increase of 19% over the third quarter 2016

•	Exited the quarter with low leverage(1) of 1.0x

Commenting on the results, Daniel J. Rice IV, Chief Executive Officer, said, “Our team delivered another exceptional quarter of strong results driven by solid gathering and compression volumes and significant growth from our freshwater delivery business. This seamless execution underpins our rapid distribution growth of 19% over the prior year quarter and achievement of 1.91 times distributable cash flow coverage.”

1.	Please see Supplemental “Non-GAAP Financial Measures” for a description of Adjusted EBITDA, distributable cash flow, DCF coverage ratio and related reconciliations to the comparable GAAP financial measures. Leverage is defined as the ratio of net debt to last twelve months Adjusted EBITDA.

Proposed Merger of Rice Energy with EQT Corporation

In light of Rice Energy’s previously announced merger with EQT Corporation (“EQT”), Rice Energy and RMP discontinued providing guidance and long-term outlook information regarding results of operations and distribution growth through 2023. In addition, investors are cautioned not to rely on historical forward-looking statements regarding guidance and long-term outlook information, which forward-looking statements spoke only as of the date provided and were subject to the specific risks and uncertainties that accompanied such forward-looking statements.

In order to provide more clarity to our investors, we are reiterating the following analysis to demonstrate the impact of the elimination of the drop down opportunities for RMP on its previously published (and discontinued) long-term outlook. Based upon Rice Energy’s previously published development plan, the elimination of future drop down transactions would have resulted in an outlook that would have targeted 20% distribution growth, DCF coverage of approximately 1.4x and leverage of less than 2.5x through 2019.

As mentioned above, a significant number of factors that are outside of our control will ultimately determine the long-term distributions of RMP including, among other things, the development program to be adopted by EQT. As such, investors are cautioned that the above analysis should not be construed as guidance or relied upon as an expectation that such levels will be achieved.

(in thousands, except volumes)	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2017
Operating volumes (MDth/d)
Gathering volumes
Affiliate	1,168	1,106
Third-party	315	254

Total	1,483	1,360

Compression volumes
Affiliate	712	661
Third-party	315	255

Total	1,027	916

Water services assets (MMGal)
Pennsylvania Water	279	652
Ohio Water	298	714

Total	577	1,366

Operating revenues
Gathering	$47,068	$123,601
Compression	$7,266	$19,318
Water	$27,367	$73,909

Total	$81,701	$216,828

Total operating expenses	$27,054	$74,571
Operating income	$54,647	$142,257

Net income attributable to limited partners	$49,505	$128,350
Net income per limited partner unit:
Common units (basic and diluted)	$0.48	$1.25
Subordinated units (basic and diluted)	$0.48	$1.25

Adjusted EBITDA(1)	$65,190	$169,567
DCF(1)	$58,661	$150,411
DCF coverage ratio(1)	1.91	1.71

Capital expenditures incurred (in millions)
Gas gathering and compression	$59	$128
Water services assets	$4	$8

Financial position (in millions)	As of September 30, 2017
Liquidity	$630
Cash and cash equivalents	$2
Revolving credit facility	$222
Leverage(1)	1.0

Third quarter gathering throughput averaged 1,483 MDth/d, consisting of 1,168 MDth/d affiliate volumes and 315 MDth/d third party volumes. Freshwater delivery volumes were 577 MMgal, consisting of 431 MMgal affiliate volumes and 146 MMgal third party volumes, driving significant growth as a result of accelerated completion activity. Higher than anticipated freshwater delivery volumes and lower operating expenses contributed to increases in Adjusted EBITDA(1) to $65.2 million and DCF(1) to $58.7 million.

As of September 30, 2017, RMP’s concentrated gathering and compression acreage dedication in the Marcellus Shale core covered approximately 243,000 acres in Washington and Greene Counties with approximately 34,000 acres dedicated from high quality, third party customers.

1.	Please see Supplemental “Non-GAAP Financial Measures” for a description of Adjusted EBITDA, distributable cash flow, DCF coverage ratio and related reconciliations to the comparable GAAP financial measures. Leverage is defined as the ratio of net debt to last twelve months Adjusted EBITDA.

Quarterly Cash Distribution

On October 20, 2017, we declared a quarterly distribution of $0.2814 per unit for the third quarter 2017, an increase of $0.0103 per unit, or 4%, relative to second quarter 2017. The distribution will be payable on November 16, 2017 to unitholders of record as of November 7, 2017.

About Rice Midstream Partners

Rice Midstream Partners LP is a fee-based, growth-oriented limited partnership formed by Rice Energy Inc. (NYSE: RICE) to own, operate, develop and acquire midstream assets in the Appalachian basin. RMP provides midstream services to Rice Energy and third-party companies through its natural gas gathering, compression and water assets in the rapidly developing dry gas cores of the Marcellus and Utica Shales. For more information, please visit www.ricemidstream.com.

Forward Looking Statements

This release includes forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than historical facts included in this release, that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as, forecasted gathering volumes, revenues, Adjusted EBITDA, distribution growth, and distributable cash flow, Rice Energy’s targeted production growth and other operational results, the terms, timing and completion of any acquisitions or divestitures, the timing of completion of midstream projects, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of our business and operations, plans, market conditions, references to future success, references to intentions as to future matters and other such matters are forward-looking statements. All forward-looking statements speak only as of the date of this release. Although we believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

We caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to our gathering and compression and water services businesses. These risks include, but are not limited to: commodity price volatility; inflation; environmental risks; regulatory changes; the uncertainty inherent in projecting future throughput volumes, cash flow and access to capital; and the timing of development expenditures of Rice Energy or our other customers. Information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including our Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by us will be realized, or even if realized, that they will have the expected consequences to or effects on us, our business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

This release does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between EQT Corporation (“EQT”) and Rice.

In connection with the proposed transaction, EQT has filed with the SEC a registration statement on Form S-4 on July 27, 2017, that includes a joint proxy statement of EQT and Rice and also constitutes a prospectus of EQT, and has filed a definitive proxy statement on October 12, 2017. Each of EQT and Rice also plan to file other relevant documents with the SEC regarding the proposed transactions. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. The definitive joint proxy statement/prospectus(es) for EQT and/or Rice will be mailed to shareholders of EQT and/or Rice, as applicable.

INVESTORS AND SECURITY HOLDERS OF EQT AND RICE ARE URGED TO READ THE PROXY STATEMENT(S), REGISTRATION STATEMENT(S), PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about EQT and Rice, once such documents are filed with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by EQT will be available free of charge on EQT’s website at www.eqt.com or by directing a request to Investor Relations, EQT Corporation, EQT Plaza, 625 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3111, Tel. No. (412) 553-5700. Copies of the documents filed with the SEC by Rice will be available free of charge on Rice’s website at www.riceenergy.com or by directing a request to Investor Relations, Rice Energy Inc., 2200 Rice Drive, Canonsburg, Pennsylvania 15317, Tel. No. (724) 271-7200.

EQT, Rice and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Rice is set forth in Rice’s proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on April 17, 2017. Information about the directors and executive officers of EQT is set forth in its proxy statement for its 2017 annual meeting, which was filed with the SEC on March 6, 2017. These documents may be obtained free of charge from the sources indicated above.

Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from EQT or Rice using the sources indicated above.

Contact:

Julie Danvers, Director of Investor Relations

(832) 708-3437

Julie.Danvers@RiceMidstream.com

Rice Midstream Partners LP

Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except unit data)	2017	2016	2017	2016
Operating revenues:
Affiliate	$63,599	$28,260	$178,870	$105,267
Third-party	18,102	12,807	37,958	36,890

Total operating revenues	81,701	41,067	216,828	142,157

Operating expenses:
Operation and maintenance expense	10,259	4,559	28,139	17,292
Equity compensation expense	169	609	429	2,728
General and administrative expense	6,265	4,373	19,043	12,736
Depreciation expense	7,667	5,489	22,831	17,714
Acquisition costs	35	—	529	73
Amortization of intangible assets	412	411	1,220	1,222
Other expense	2,247	90	2,380	239

Total operating expenses	27,054	15,531	74,571	52,004

Operating income	54,647	25,536	142,257	90,153
Other income	13	—	54	—
Interest expense	(2,154)	(402)	(6,031)	(2,369)
Amortization of deferred finance costs	(1,052)	(145)	(3,151)	(433)

Net income	$51,454	$24,989	$133,129	$87,351

Calculation of limited partner interest in net income:
Net income	$51,454	$24,989	$133,129	$87,351
Less: General partner interest in net income attributable to incentive distribution rights	1,949	427	4,779	540

Net income attributable to limited partners	$49,505	$24,562	$128,350	$86,811

Weighted average limited partner units (in millions)
Common units (basic and diluted)	73.5	52.4	73.5	46.4
Subordinated units (basic and diluted)	28.8	28.8	28.8	28.8

Net income attributable to RMP per limited partner unit
Common units (basic)	$0.48	$0.30	$1.25	$1.15
Common units (diluted)	$0.48	$0.30	$1.25	$1.14
Subordinated units (basic and diluted)	$0.48	$0.30	$1.25	$1.17

Adjusted EBITDA (1)	$65,190	$32,135	$169,567	$112,129
Distributable cash flow (2)	$58,661	$28,933	$150,411	$101,360

Quarterly distribution per unit	$0.2814	$0.2370	$0.8133	$0.6705

Distributions declared:
Limited partner units - Public	$20,696	$17,387	$59,807	$37,955
Limited partner units - GP Holdings	8,092	6,816	23,388	19,282
Incentive distribution rights - General Partner	1,949	427	4,779	540

Total distributions declared	$30,737	$24,630	$87,974	$57,777

DCF coverage ratio (3)	1.91	1.17	1.71	1.75

1.	We define Adjusted EBITDA as net income (loss) before interest expense, depreciation expense, amortization expense, non-cash equity compensation expense, amortization of deferred financing costs and other non-recurring items. Please read Supplemental “Non-GAAP Financial Measures.”
2.	We define distributable cash flow as Adjusted EBITDA less interest expense and estimated maintenance capital expenditures. Please read Supplemental “Non-GAAP Financial Measures.”
3.	We define DCF coverage ratio as distributable cash flow divided by total distributions declared. Please read Supplemental “Non-GAAP Financial Measures.”

Rice Midstream Partners LP

Segment Results of Operations

(Unaudited)

Gathering and Compression Segment

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2017	2016	2017	2016
Gathering volumes (MDth/d):
Affiliate	1,168	647	1,106	648
Third-party	315	310	254	261

Total gathering volumes	1,483	957	1,360	909

Compression volumes (MDth/d):
Affiliate	712	435	661	258
Third-party	315	310	255	230

Total compression volumes	1,027	745	916	488

Operating results:
Operating revenues:
Affiliate	$39,774	$20,696	$108,890	$57,060
Third-party	14,560	12,807	34,029	33,279

Total operating revenues	54,334	33,503	142,919	90,339

Operating expenses:
Operation and maintenance expense	4,029	1,938	10,262	5,090
Equity compensation expense	142	486	363	2,142
General and administrative expense	5,361	3,592	16,165	10,313
Depreciation expense	3,348	2,406	9,855	7,026
Acquisition costs	35	—	529	73
Amortization of intangible assets	412	411	1,220	1,222
Other expense	2,247	—	2,360	149

Total operating expenses	15,574	8,833	40,754	26,015

Operating income	$38,760	$24,670	$102,165	$64,324

Water Services Segment

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2017	2016	2017	2016
Water services volumes (MMGal):
Affiliate	431	135	1,204	800
Third-party	146	—	162	132

Total water services volumes	577	135	1,366	932

Operating results:
Operating revenues:
Affiliate	$23,825	$7,564	$69,980	$48,207
Third-party	3,542	—	3,929	3,611

Total operating revenues	27,367	7,564	73,909	51,818

Operating expenses:
Operation and maintenance expense	6,230	2,621	17,877	12,202
Equity compensation expense	27	123	66	586
General and administrative expense	904	781	2,878	2,423
Depreciation expense	4,319	3,083	12,976	10,688
Other expense	—	90	20	90

Total operating expenses	11,480	6,698	33,817	25,989

Operating income	$15,887	$866	$40,092	$25,829

Rice Midstream Partners LP

Supplemental Non-GAAP Financial Measures

(Unaudited)

Adjusted EBITDA, distributable cash flow and DCF coverage ratio are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess the financial performance of our assets, without regard to financing methods, capital structure or historical cost basis; our operating performance and return on capital as compared to other companies in the midstream energy sector, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing or capital structure; our ability to incur and service debt and fund capital expenditures; the ability of our assets to generate sufficient cash flow to make distributions to our unitholders; and the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We define Adjusted EBITDA as net income (loss) before interest expense, depreciation expense, amortization of intangible assets, non-cash equity compensation expense, amortization of deferred financing costs and other non-recurring items. Adjusted EBITDA is not a measure of net income as determined by GAAP. We define distributable cash flow as Adjusted EBITDA less cash interest expense and estimated maintenance capital expenditures. We define DCF coverage ratio as distributable cash flow divided by total distributions declared. Distributable cash flow does not reflect changes in working capital balances and is not a presentation made in accordance with GAAP.

We believe that the presentation of Adjusted EBITDA, distributable cash flow and DCF coverage ratio will provide useful information to investors in assessing our financial condition and results of operations. The GAAP measure most directly comparable to Adjusted EBITDA and distributable cash flow is net income. Our non-GAAP financial measures of Adjusted EBITDA and distributable cash flow should not be considered as alternatives to GAAP net income. Each of Adjusted EBITDA and distributable cash flow has important limitations as an analytical tool because they exclude some but not all items that affect net income. You should not consider Adjusted EBITDA, distributable cash flow or DCF coverage ratio in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA, distributable cash flow and DCF coverage ratio may be defined differently by other companies in our industry, our definitions of Adjusted EBITDA, distributable cash flow and DCF coverage ratio may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

(in thousands)	Three Months Ended September 30, 2017	Nine Months Ended September 30, 2017	Twelve Months Ended September 30, 2017
Reconciliation of Net Income to Adjusted EBITDA and DCF:
Net income	$51,454	$133,129	$167,388
Interest expense	2,154	6,031	7,593
Acquisition costs	35	529	581
Depreciation expense	7,667	22,831	30,287
Amortization of intangible assets	412	1,220	1,632
Non-cash equity compensation expense	169	429	574
Amortization of deferred finance costs	1,052	3,151	4,197
Other expense	2,247	2,247	3,539

Adjusted EBITDA	$65,190	$169,567	$215,791

Adjusted EBITDA	$65,190	$169,567	$215,791
Cash interest expense	(2,154)	(6,031)	(7,593)
Estimated maintenance capital expenditures	(4,375)	(13,125)	(15,925)

Distributable cash flow	$58,661	$150,411	$192,273

Total distributions declared	$30,737	$87,974	$114,483
DCF coverage ratio	1.91	1.71	1.68